Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WRAP TECHNOLOGIES, INC.

Wrap Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of this Corporation (as amended, the “Certificate of Incorporation”) was filed with the Secretary of State of Delaware on March 31, 2017.

2.	Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

3.	Effective as of 4:05 p.m., New York time, on December 17, 2025, the Certificate of Incorporation is hereby amended by amending paragraph 2 of Article FOUR as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000, consisting of 200,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).”

4.	Pursuant to the resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

5.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows.]

IN WITNESS WHEREOF, Wrap Technologies, Inc. has caused this Amendment to be duly executed by the undersigned duly authorized officer as of this 17th day of December, 2025.

WRAP TECHNOLOGIES, Inc.

By:	/s/ Scot Cohen
Name:	Scot Cohen
Title:	Chief Executive Officer